UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2016

NexPoint Multifamily Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-200221	46-4106316
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Crescent Court

Suite 700

Dallas, Texas 75201

(Address of principal executive offices)

(972) 628-4100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Escrow Agreement

On January 20, 2016, NexPoint Multifamily Realty Trust, Inc. (the “Company”), upon the unanimous approval of its board of directors, including its independent directors, entered into the Amended and Restated Escrow Agreement (the “Amended and Restated Escrow Agreement”) by and among the Company, Highland Capital Funds Distributor, Inc., the dealer manager for the Company’s initial public offering of common stock (the “Offering”), and UMB Bank, N.A., the escrow agent for the Offering. The Amended and Restated Escrow Agreement amended the original escrow agreement to (i) reduce the minimum offering threshold from $10,000,000 to $2,000,000, and (ii) increase the Pennsylvania-specific minimum offering threshold from $33,333,333.33 to $50,000,000, pursuant to which proceeds from Pennsylvania subscribers will be held in escrow until there is an aggregate of $50,000,000 in subscriptions for shares of the Company’s common stock, including subscriptions from subscribers who are residents of other states.

The material terms of the Amended and Restated Escrow Agreement are qualified in their entirety by the Amended and Restated Escrow Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Restated Escrow Agreement, by and among NexPoint Multifamily Realty Trust, Inc., Highland Capital Funds Distributor, Inc., and UMB Bank, N.A., dated January 20, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NexPoint Multifamily Realty Trust, Inc.

Dated: January 21, 2016	By:	/s/ Brian Mitts
	Name:	Brian Mitts
	Title:	Chief Financial Officer, Executive Vice President-Finance, Treasurer and Director